EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Medizone International, Inc. on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Edwin G. Marshall, Chief Executive Officer and Steve M. Hanni, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                               /s/ Edwin G. Marshall
                             --------------------------------------------
                             Edwin G. Marshall
                             President and Chief Executive Officer
                             Medizone International, Inc.

                              /s/ Steve M. Hanni
                             ----------------------------------------------
                             Steve M. Hanni
                             Chief Financial Officer



Date August 19, 2003